EXHIBIT 10.25B


                  RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS
                       OF THE UNITED ILLUMINATING COMPANY
                              ON DECEMBER 13, 1999
                       AMENDING SUBSECTION 6.01(b) OF THE
                      NON-EMPLOYEE DIRECTORS' COMMON STOCK
                         AND DEFERRED COMPENSATION PLAN


         RESOLVED: That effective December 13, 1999, the first sentence of Subsection 6.01(b) of The United Illuminating Company Non-Employee Directors Common Stock and Deferred Compensation Plan be amended to read as follows: (b) The number of Phantom Stock Units in a
         Participant's Phantom Stock Account, including Phantom Stock Units credited as a result of reinvested dividends, shall be calculated and, as elected by the Participant in accordance with Subsection 6.01(c) of the Plan: (1) Stock shall be distributed to the Participant, either in a single distribution promptly after the date of such termination of Service or in five or ten substantially equal annual installment distributions (together with additional Phantom Stock Units credited as a result of reinvested dividends) promptly after such termination date and on each of the several anniversaries thereof; or (2) cash shall be distributed to the Participant, either in a single distribution promptly after the date of such termination of Service or in five or ten substantially equal annual installment distributions (together with interest on the undistributed amount, credited in accordance with Subsection 5.02(a) of the Plan and payable annually, in arrears, with each annual installment) promptly after such termination date and on the several anniversaries thereof, in an amount equal to the value of all of the Phantom Stock Units in the Participant's Phantom Stock Account on such termination date, calculated by reference to the Fair Market Value of a share of Stock on such date; or (3) cash shall be distributed to the Participant in five or ten annual installment distributions promptly after the date of such termination of Service and promptly after the several anniversaries thereof in amounts equal to the number of Phantom Stock Units in the Participant's Phantom Stock Account on such termination date divided by the elected number of installments (together with additional Phantom Stock Units credited as a result of reinvested dividends following such termination date) multiplied by the Fair Market Value of a share of Stock on such termination date and each of the several anniversaries thereof.